UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2014

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, the Board of Directors of AECOM Technology Corporation (“AECOM”) approved the appointment of Clarence T. Schmitz to the AECOM Board of Directors (“Board”) as a Class III Director and as a member of the Audit Committee of the Board, effective immediately.

Mr. Schmitz’s career in the professional services industry exceeds four decades and currently he is a private investor.  Mr. Schmitz served from 2002 to 2012 as Chairman, Co-founder and CEO of Outsource Partners International, Inc., a firm dedicated to outsourcing finance, accounting and tax services, after being a private investor from 2000 to 2002.  From 1995 to 2000, Mr. Schmitz served as Executive Vice President and Chief Financial Officer of Jefferies Group, Inc.  Prior to that time, he was with KPMG LLP from 1970 to 1995 and held a number of leadership positions, including as a member of the KPMG Board of Directors, National Managing Partner — Manufacturing, Retailing and Distribution, Managing Partner — Los Angeles Business Unit, and Chairman — International Mergers and Acquisitions Group.  He previously served on the Board of Directors of Leslie’s Poolmart, The City of Hope, CureSearch National Childhood Cancer Foundation and the Greater Los Angeles YMCA, among other charitable organizations.

Mr. Schmitz, a certified public accountant, holds a Bachelor’s degree in Accounting from Case Western Reserve University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: June 18, 2014	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Assistant General Counsel